CONSENT OF DECORIA, MAICHEL & TEAGUE P.S.


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 2002, included in Nova Oil, Inc.'s Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.






                                               /s/DECORIA, MAICHEL & TEAGUE P.S.





Spokane, Washington

April 15, 2002